Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2026 First Quarter Results
Company Launches Its First Agent for GoodTM Agentic AI Solution for the Social Impact Sector
Charleston, S.C. (April 29, 2026) — Blackbaud (NASDAQ: BLKB), the leader in AI for social impact, today announced financial results for its first quarter ended March 31, 2026.
"We’re off to a strong start in 2026, and our execution continues to reinforce Blackbaud’s clear leadership in the social impact software market,” said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. “With more than 70 new AI capabilities embedded across our products, we have now taken the next step and launched the first of many planned new agentic AI solutions, the Development Agent. Early demand has been exceptional, customer interest is high, and momentum is building. This strong first quarter reinforces our confidence in our AI-powered roadmap and positions Blackbaud well for 2026 and beyond as we pursue our aspirational goals."
First Quarter 2026 Results Compared to First Quarter 2025 Results:
•GAAP total revenue was $281.1 million, up 4.2% and non-GAAP organic revenue increased 4.2%.
•GAAP recurring revenue was $276.5 million, up 5.0% and represented 98.3% of total revenue. Non-GAAP organic recurring revenue increased 5.0%.
•GAAP income from operations was $51.4 million, with GAAP operating margin of 18.3%, an increase of 1,100 basis points.
•Non-GAAP income from operations was $83.4 million, with non-GAAP operating margin of 29.6%, an increase of 120 basis points.
•GAAP net income was $31.1 million, with GAAP diluted earnings per share of $0.67, up $0.58 per share.
•Non-GAAP net income was $52.6 million, with non-GAAP diluted earnings per share of $1.14, up $0.19 per share.
•Non-GAAP adjusted EBITDA was $98.7 million, up $6.6 million, with non-GAAP adjusted EBITDA margin of 35.1%, an increase of 100 basis points.
•Rule of 40 score was 39.3%.
•GAAP net cash provided by operating activities was $51.5 million, an increase of $50.1 million, with GAAP operating cash flow margin of 18.3%, an increase of 1,780 basis points.
•Non-GAAP free cash flow was $37.0 million, an increase of $49.3 million, with non-GAAP free cash flow margin of 13.2%, an increase of 1,770 basis points.
"We began 2026 with disciplined execution against our operating plan, while continuing to invest in innovation to support both performance today and the opportunities ahead,” said Chad Anderson, executive vice president and CFO, Blackbaud. “The quarter reflects the strength of our financial model—driving growth, expanding margins, improving EPS, and generating strong free cash flow. We continued our purposeful capital allocation strategy, repurchasing approximately 4.5% of our shares outstanding at the end of 2025 inclusive of net share settlement of employee stock compensation, while maintaining financial flexibility. This combination of execution, reinvestment, and disciplined capital deployment underpins our ability to deliver long‑term value."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE
Recent Company Highlights
•Blackbaud launched its first Agent for Good™, the Development Agent, which is the first-ever expert agent to be embedded in a dedicated social impact platform and is designed to help personalize donor engagement and grow giving at scale. The Development Agent is available to Raiser’s Edge NXT® customers in the U.S., with availability internationally and in other products to follow.
•Blackbaud highlighted customer outcomes that underline the real-world impact of its solutions and showcase the differentiated power of Blackbaud’s specialized domain expertise.
•Chief Data and AI Officer Carrie Cobb shared how Blackbaud is approaching responsible AI, through engagement, shared learning, and cross‑sector leadership.
•As the presenting sponsor of the Association of Fundraising Professionals (AFP) ICON conference, Blackbaud shared how it is ushering the sector into a new era of social impact, equipping fundraisers with purpose-built, responsible AI tools that help them navigate increasing complexity, meet donor expectations, and accelerate their outcomes.
•At its annual Corporate Social Impact Summit, Blackbaud convened hundreds of corporate and social good leaders for thought‑provoking sessions from industry experts and an exclusive preview of upcoming innovation across the YourCause® from Blackbaud® platform, including advancements in AI capabilities, faster donation processing, and social impact reporting.
•The company announced open registration for bbcon, its annual technology conference, taking place in Columbus, Ohio, Sept. 29–Oct. 1 this year, with global events following in London and Sydney.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Financial Outlook
Blackbaud today reaffirmed its 2026 full year financial guidance:
•GAAP revenue of $1.173 billion to $1.179 billion
•Non-GAAP adjusted EBITDA of $430 million to $438 million
•Non-GAAP diluted earnings per share of $5.15 to $5.25
•Non-GAAP free cash flow of $280 million to $290 million
Included in its 2026 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $62 million to $66 million
•Diluted weighted average shares outstanding for the year are expected to be approximately 45.0 million to 46.0 million
•Capital expenditures for the year are expected to be approximately $60 million to $70 million, including approximately $52 million to $62 million of capitalized software development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and

PRESS RELEASE
other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
Stock Repurchase Program
As of March 31, 2026, Blackbaud had approximately $878 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in December 2025. Based on our current plans, we expect total repurchases during 2026 to represent between 5.0% and 10.0% of our outstanding common stock as of December 31, 2025.
Conference Call Details
What:    Blackbaud's 2026 First Quarter Conference Call
When:    April 29, 2026
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world's leading provider of AI-powered solutions for social impact. Serving nonprofits, educational institutions, companies committed to corporate social responsibility and individual change makers, Blackbaud propels impact at scale with the sector’s most intelligent solutions for fundraising and engagement, education solutions, financial management and CSR and grantmaking. With the deepest expertise powered by the world’s largest philanthropic data set, the most connected workflows, and the most powerful impact network, Blackbaud's solutions are building a future where resources are unleashed at the speed of need. Blackbaud has been recognized by Fast Company, Newsweek, Quartz, Forbes and more for AI innovation, responsible leadership and workplace excellence. Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to the development, deployment, regulation, security, market adoption and perception of artificial intelligence technologies; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. Blackbaud believes non-GAAP free cash flow provides a useful measure of the company's operating performance. Non-GAAP free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

PRESS RELEASE
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies, if any, acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses, if any. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software development costs; stock-based compensation expense; Global Capabilities Center ("GCC") workforce transition costs; acquisition and disposition-related costs; and Security Incident-related costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$34,096	$38,914
Restricted cash	418,671	720,061
Accounts receivable, net of allowance of $5,924 and $5,876 at March 31, 2026 and December 31, 2025, respectively	75,691	80,517
Customer funds receivable	7,605	1,308
Prepaid expenses and other current assets	106,158	89,290
Total current assets	642,221	930,090
Property and equipment, net	85,053	85,076
Software development costs, net	156,628	155,842
Goodwill	1,055,777	1,056,815
Intangible assets, net	99,279	106,654
Other assets	70,340	56,205
Total assets	$2,109,298	$2,390,682
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$46,884	$27,344
Accrued expenses and other current liabilities	37,515	43,272
Due to customers	425,124	719,833
Debt, current portion	23,160	22,660
Deferred revenue, current portion	333,996	368,986
Total current liabilities	866,679	1,182,095
Debt, net of current portion	1,163,182	1,087,037
Deferred tax liability	27,333	21,981
Deferred revenue, net of current portion	6,054	2,778
Other liabilities	11,496	11,737
Total liabilities	2,074,744	2,305,628
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 74,015,631 and 72,312,354 shares issued at March 31, 2026 and December 31, 2025, respectively; 46,297,968 and 46,705,325 shares outstanding at March 31, 2026 and December 31, 2025, respectively	74	72
Additional paid-in capital	1,415,521	1,391,641
Treasury stock, at cost; 27,717,663 and 25,607,029 shares at March 31, 2026 and December 31, 2025, respectively	(1,423,843)	(1,316,224)
Accumulated other comprehensive loss	(3,850)	(5,948)
Retained earnings	46,652	15,513
Total stockholders’ equity	34,554	85,054
Total liabilities and stockholders’ equity	$2,109,298	$2,390,682

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2026	2025
Revenue	$281,140	$269,936
Cost of revenue	114,581	114,815
Gross profit	166,559	155,121
Operating expenses
Sales, marketing and customer success	47,349	44,644
Research and development	36,916	33,559
General and administrative	30,261	56,679
Amortization of intangible assets	588	534
Total operating expenses	115,114	135,416
Income from operations	51,445	19,705
Interest expense	(16,036)	(16,945)
Other income, net	2,396	2,105
Income before provision for income taxes	37,805	4,865
Income tax provision	6,666	542
Net income	$31,139	$4,323
Earnings per share
Basic	$0.68	$0.09
Diluted	$0.67	$0.09
Common shares and equivalents outstanding
Basic weighted average shares	45,562,304	48,429,061
Diluted weighted average shares	46,351,379	49,445,079
Other comprehensive income (loss)
Foreign currency translation adjustment	$(1,480)	$3,259
Unrealized gain (loss) on derivative instruments, net of tax	3,578	(6,692)
Total other comprehensive income (loss)	2,098	(3,433)
Comprehensive income	$33,237	$890

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(dollars in thousands)	2026	2025
Cash flows from operating activities
Net income	$31,139	$4,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,551	21,647
Net provision for credit losses and sales returns	1,128	788
Stock-based compensation expense	23,880	22,170
Deferred taxes	4,257	(221)
Amortization of deferred financing costs and discount	486	699
Other non-cash adjustments	—	(5,384)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	3,613	4,770
Prepaid expenses and other assets	(18,048)	(5,192)
Trade accounts payable	19,258	(4,651)
Accrued expenses and other liabilities	(3,186)	(8,134)
Deferred revenue	(31,619)	(29,427)
Net cash provided by operating activities	51,459	1,388
Cash flows from investing activities
Purchase of property and equipment	(1,668)	(688)
Capitalized software development costs	(12,798)	(12,970)
Cash used in disposition of business	—	(12,235)
Net cash used in investing activities	(14,466)	(25,893)
Cash flows from financing activities
Proceeds from issuance of debt	139,900	216,200
Payments on debt	(74,968)	(85,523)
Employee taxes paid for withheld shares upon equity award settlement	(25,112)	(37,948)
Change in due to customers	(294,090)	(320,248)
Change in customer funds receivable	(6,395)	(2,483)
Purchase of treasury stock, including excise tax payments	(82,103)	(100,030)
Net cash used in financing activities	(342,768)	(330,032)
Effect of exchange rate on cash, cash equivalents and restricted cash	(433)	1,668
Net decrease in cash, cash equivalents and restricted cash	(306,208)	(352,869)
Cash, cash equivalents and restricted cash, beginning of period	758,975	809,512
Cash, cash equivalents and restricted cash, end of period	$452,767	$456,643
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	March 31, 2026	December 31, 2025
Cash and cash equivalents	$34,096	$38,914
Restricted cash	418,671	720,061
Total cash, cash equivalents and restricted cash in the statement of cash flows	$452,767	$758,975

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2026	2025
GAAP Revenue	$281,140	$269,936

GAAP gross profit	$166,559	$155,121
GAAP gross margin	59.2%	57.5%
Non-GAAP adjustments:
Add: Stock-based compensation expense	3,087	2,698
Add: Amortization of intangibles from business combinations	6,267	7,052
Add: GCC workforce transition costs(1)	275	—
Subtotal	9,629	9,750
Non-GAAP gross profit	$176,188	$164,871
Non-GAAP gross margin	62.7%	61.1%

GAAP income from operations	$51,445	$19,705
GAAP operating margin	18.3%	7.3%
Non-GAAP adjustments:
Add: Stock-based compensation expense	23,880	22,170
Add: Amortization of intangibles from business combinations	6,855	7,586
Add: GCC workforce transition costs(1)	1,026	—
Add: Acquisition and disposition-related costs(2)	147	25,132
Add: Security Incident-related costs	—	2,180
Subtotal	31,908	57,068
Non-GAAP income from operations	$83,353	$76,773
Non-GAAP operating margin	29.6%	28.4%

GAAP income before provision for income taxes	$37,805	$4,865
GAAP net income	$31,139	$4,323

Shares used in computing GAAP diluted earnings per share	46,351,379	49,445,079
GAAP diluted earnings per share	$0.67	$0.09

Non-GAAP adjustments:
Add: GAAP income tax provision	6,666	542
Add: Total non-GAAP adjustments affecting income from operations	31,908	57,068
Non-GAAP income before provision for income taxes	69,713	61,933
Assumed non-GAAP income tax provision(3)	17,080	15,174
Non-GAAP net income	$52,633	$46,759

Shares used in computing non-GAAP diluted earnings per share	46,351,379	49,445,079
Non-GAAP diluted earnings per share	$1.14	$0.95
(1)GCC workforce transition costs represent severance and other costs incurred in connection with the transition of certain roles to our Global Capability Center in Hyderabad, India.
(2)Includes charges of $24.3 million incurred during the three months ended March 31, 2025 related to the release from our lease for office space in Washington, DC.
(3)We use a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. We base this rate on our estimated annual GAAP income tax rate, adjusted for items excluded from GAAP income when calculating non-GAAP income and for significant nonrecurring tax adjustments. We review this non-GAAP tax rate annually to determine whether it remains appropriate for evaluating our financial performance. In conducting this review, we consider our GAAP annual effective tax rate, changes in tax legislation, non-GAAP adjustments, and shifts in the geographic mix of revenues and expenses. We also evaluate other factors that we deem significant. Because the tax treatment of non-GAAP adjustments differs from GAAP and because of our methodology for estimating the annual tax rate, the non-GAAP tax rate may differ from the GAAP tax rate and from our actual tax liabilities.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2026	2025
GAAP revenue	$281,140	$269,936
GAAP revenue growth	4.2%
Less: Non-GAAP revenue from divested businesses(1)	—	—
Non-GAAP organic revenue(2)	$281,140	$269,936
Non-GAAP organic revenue growth	4.2%

Non-GAAP organic revenue(2)	$281,140	$269,936
Foreign currency impact on non-GAAP organic revenue(3)	(2,240)	—
Non-GAAP organic revenue on constant currency basis(3)	$278,900	$269,936
Non-GAAP organic revenue growth on constant currency basis	3.3%

GAAP recurring revenue	$276,485	$263,325
GAAP recurring revenue growth	5.0%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	—
Non-GAAP organic recurring revenue(2)	$276,485	$263,325
Non-GAAP organic recurring revenue growth	5.0%

Non-GAAP organic recurring revenue(2)	$276,485	$263,325
Foreign currency impact on non-GAAP organic recurring revenue(3)	(2,198)	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$274,287	$263,325
Non-GAAP organic recurring revenue growth on constant currency basis	4.2%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses in the prior period. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2026	2025
GAAP net income	$31,139	$4,323
Non-GAAP adjustments:
Add: Interest, net	14,357	15,290
Add: GAAP income tax provision	6,666	542
Add: Depreciation	2,206	2,975
Add: Amortization of intangibles from business combinations	6,855	7,586
Add: Amortization of software development costs(1)	12,421	11,872
Subtotal	42,505	38,265
Non-GAAP EBITDA	$73,644	$42,588
Non-GAAP EBITDA margin(2)	26.2%

Non-GAAP adjustments:
Add: Stock-based compensation expense	$23,880	$22,170
Add: GCC workforce transition costs(3)	1,026	—
Add: Acquisition and disposition-related costs(3)	147	25,132
Add: Security Incident-related costs	—	2,180
Subtotal	25,053	49,482
Non-GAAP adjusted EBITDA	$98,697	$92,070
Non-GAAP adjusted EBITDA margin(4)	35.1%

Rule of 40(5)	39.3%

Non-GAAP adjusted EBITDA	$98,697	$92,070
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(1,029)	205
Non-GAAP adjusted EBITDA on constant currency basis(6)	$97,668	$92,275
Non-GAAP adjusted EBITDA margin on constant currency basis	35.0%

Rule of 40 on constant currency basis(7)	38.3%
(1)Includes amortization expense related to software development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Three months ended March 31,
	2026	2025
GAAP net cash provided by operating activities	$51,459	$1,388
GAAP operating cash flow margin	18.3%	0.5%
Non-GAAP adjustments:
Less: purchase of property and equipment	(1,668)	(688)
Less: capitalized software development costs	(12,798)	(12,970)
Non-GAAP free cash flow	$36,993	$(12,270)
Non-GAAP free cash flow margin	13.2%	(4.5)%